Exhibit 99
TI reports Q4 2021 and 2021 financial results and shareholder returns
Conference call on TI website at 3:15 p.m. Central time today
www.ti.com/ir
DALLAS (Jan. 25, 2022) – Texas Instruments Incorporated (TI) (Nasdaq: TXN) today reported fourth quarter revenue of $4.83 billion, net income of $2.14 billion and earnings per share of $2.27. Earnings per share included a 4-cent net cost that was not in the company's original guidance.
Regarding the company's performance and returns to shareholders, Rich Templeton, TI's chairman, president and CEO, made the following comments:
•"Revenue increased 19% from the same quarter a year ago driven by strong demand in industrial and automotive markets. Analog revenue grew 20% and Embedded Processing grew 6% from the year-ago quarter.
•"Our cash flow from operations of $8.8 billion for the year again underscored the strength of our business model. Free cash flow for the year was $6.3 billion and 34% of revenue. This reflects the quality of our product portfolio, as well as the efficiency of our manufacturing strategy, including the benefit of 300-millimeter production.
•"We returned $4.4 billion to owners in 2021 through dividends and stock repurchases. For the year, our dividend represented 62% of free cash flow, underscoring its sustainability. Together, our dividends and stock repurchases reflect our continued commitment to return all free cash flow to our owners.
•"TI's first quarter outlook is for revenue in the range of $4.50 billion to $4.90 billion and earnings per share between $2.01 and $2.29. We expect our 2022 annual operating tax rate to be about 14%."

Free cash flow, a non-GAAP financial measure, is cash flow from operations less capital expenditures.
Earnings summary
Amounts are in millions of dollars, except per-share amounts.

	Q4 2021	Q4 2020	Change
Revenue	$4,832	$4,076	19%
Operating profit	$2,503	$1,813	38%
Net income	$2,138	$1,688	27%
Earnings per share	$2.27	$1.80	26%
Cash generation
Amounts are in millions of dollars.

		Trailing 12 Months
	Q4 2021	Q4 2021	Q4 2020	Change
Cash flow from operations	$2,357	$8,756	$6,139	43%
Capital expenditures	$1,282	$2,462	$649	279%
Free cash flow	$1,075	$6,294	$5,490	15%
Free cash flow % of revenue		34.3%	38.0%
Cash return
Amounts are in millions of dollars.

		Trailing 12 Months
	Q4 2021	Q4 2021	Q4 2020	Change
Dividends paid	$1,062	$3,886	$3,426	13%
Stock repurchases	$142	$527	$2,553	(79)%
Total cash returned	$1,204	$4,413	$5,979	(26)%

TEXAS INSTRUMENTS INCORPORATED AND SUBSIDIARIES

Consolidated Statements of Income	For Three Months Ended December 31,		For Years Ended December 31,
(In millions, except per-share amounts)	2021	2020	2021	2020
Revenue	$4,832	$4,076	$18,344	$14,461
Cost of revenue (COR)	1,482	1,430	5,968	5,192
Gross profit	3,350	2,646	12,376	9,269
Research and development (R&D)	389	388	1,554	1,530
Selling, general and administrative (SG&A)	404	398	1,666	1,623
Acquisition charges	—	47	142	198
Restructuring charges/other	54	—	54	24
Operating profit	2,503	1,813	8,960	5,894
Other income (expense), net (OI&E)	9	162	143	313
Interest and debt expense	49	48	184	190
Income before income taxes	2,463	1,927	8,919	6,017
Provision for income taxes	325	239	1,150	422
Net income	$2,138	$1,688	$7,769	$5,595

Diluted earnings per common share	$2.27	$1.80	$8.26	$5.97

Average shares outstanding:
Basic	924	919	923	921
Diluted	936	932	936	933

Cash dividends declared per common share	$1.15	$1.02	$4.21	$3.72

Supplemental Information

Our annual operating tax rate, which does not include discrete tax items, was 14% in both periods.

Provision for income taxes is based on the following:

Operating taxes (calculated using the estimated annual effective tax rate)	$346	$272	$1,280	$833
Discrete tax items	(21)	(33)	(130)	(411)
Provision for income taxes (effective taxes)	$325	$239	$1,150	$422

A portion of net income is allocated to unvested restricted stock units (RSUs) on which we pay dividend equivalents. Diluted EPS is calculated using the following:

Net income	$2,138	$1,688	$7,769	$5,595
Income allocated to RSUs	(9)	(8)	(33)	(27)
Income allocated to common stock for diluted EPS	$2,129	$1,680	$7,736	$5,568

TEXAS INSTRUMENTS INCORPORATED AND SUBSIDIARIES

Consolidated Balance Sheets	December 31,
(In millions, except par value)	2021	2020
Assets
Current assets:
Cash and cash equivalents	$4,631	$3,107
Short-term investments	5,108	3,461
Accounts receivable, net of allowances of ($8) and ($11)	1,701	1,414
Raw materials	245	180
Work in process	1,067	964
Finished goods	598	811
Inventories	1,910	1,955
Prepaid expenses and other current assets	335	302
Total current assets	13,685	10,239
Property, plant and equipment at cost	7,858	5,781
Accumulated depreciation	(2,717)	(2,512)
Property, plant and equipment	5,141	3,269
Goodwill	4,362	4,362
Deferred tax assets	263	343
Capitalized software licenses	85	122
Overfunded retirement plans	392	246
Other long-term assets	748	770
Total assets	$24,676	$19,351

Liabilities and stockholders' equity
Current liabilities:
Current portion of long-term debt	$500	$550
Accounts payable	653	415
Accrued compensation	775	767
Income taxes payable	121	134
Accrued expenses and other liabilities	520	524
Total current liabilities	2,569	2,390
Long-term debt	7,241	6,248
Underfunded retirement plans	79	131
Deferred tax liabilities	87	90
Other long-term liabilities	1,367	1,305
Total liabilities	11,343	10,164
Stockholders' equity:
Preferred stock, $25 par value. Shares authorized – 10; none issued	—	—
Common stock, $1 par value. Shares authorized – 2,400; shares issued – 1,741	1,741	1,741
Paid-in capital	2,630	2,333
Retained earnings	45,919	42,051
Treasury common stock at cost
Shares: 2021 – 817; 2020 – 821	(36,800)	(36,578)
Accumulated other comprehensive income (loss), net of taxes (AOCI)	(157)	(360)
Total stockholders' equity	13,333	9,187
Total liabilities and stockholders' equity	$24,676	$19,351

TEXAS INSTRUMENTS INCORPORATED AND SUBSIDIARIES

Consolidated Statements of Cash Flows	For Three Months Ended December 31,		For Years Ended December 31,
(In millions)	2021	2020	2021	2020
Cash flows from operating activities
Net income	$2,138	$1,688	$7,769	$5,595
Adjustments to net income:
Depreciation	200	180	755	733
Amortization of acquisition-related intangibles	—	47	142	198
Amortization of capitalized software	13	16	57	61
Stock compensation	50	42	230	224
Gains on sales of assets	(50)	(1)	(57)	(4)
Deferred taxes	(4)	(22)	15	(137)
Increase (decrease) from changes in:
Accounts receivable	(48)	(22)	(287)	(340)
Inventories	(47)	117	45	46
Prepaid expenses and other current assets	(42)	(79)	57	(79)
Accounts payable and accrued expenses	(54)	3	33	63
Accrued compensation	110	111	7	63
Income taxes payable	34	135	(20)	(181)
Changes in funded status of retirement plans	14	(25)	62	(9)
Other	43	(65)	(52)	(94)
Cash flows from operating activities	2,357	2,125	8,756	6,139

Cash flows from investing activities
Capital expenditures	(1,282)	(212)	(2,462)	(649)
Proceeds from asset sales	68	1	75	4
Purchases of short-term investments	(3,697)	(2,351)	(10,124)	(5,786)
Proceeds from short-term investments	2,708	1,587	8,478	5,545
Other	(26)	(21)	(62)	(36)
Cash flows from investing activities	(2,229)	(996)	(4,095)	(922)

Cash flows from financing activities
Proceeds from issuance of long-term debt	—	—	1,495	1,498
Repayment of debt	—	—	(550)	(500)
Dividends paid	(1,062)	(937)	(3,886)	(3,426)
Stock repurchases	(142)	(15)	(527)	(2,553)
Proceeds from common stock transactions	52	114	377	470
Other	(8)	(6)	(46)	(36)
Cash flows from financing activities	(1,160)	(844)	(3,137)	(4,547)

Net change in cash and cash equivalents	(1,032)	285	1,524	670
Cash and cash equivalents at beginning of period	5,663	2,822	3,107	2,437
Cash and cash equivalents at end of period	$4,631	$3,107	$4,631	$3,107

Quarterly segment results
Amounts are in millions of dollars.

	Q4 2021	Q4 2020	Change
Analog:
Revenue	$3,758	$3,127	20%
Operating profit	$2,098	$1,514	39%
Embedded Processing:
Revenue	$764	$720	6%
Operating profit	$293	$249	18%
Other:
Revenue	$310	$229	35%
Operating profit*	$112	$50	124%
* Includes acquisition charges and restructuring charges/other.
Annual segment results
Amounts are in millions of dollars.

	2021	2020	Change
Analog:
Revenue	$14,050	$10,886	29%
Operating profit	$7,393	$4,912	51%
Embedded Processing:
Revenue	$3,049	$2,570	19%
Operating profit	$1,174	$743	58%
Other:
Revenue	$1,245	$1,005	24%
Operating profit*	$393	$239	64%
* Includes acquisition charges and restructuring charges/other.

Non-GAAP financial information
This release includes references to free cash flow and ratios based on that measure. These are financial measures that were not prepared in accordance with GAAP. Free cash flow was calculated by subtracting capital expenditures from the most directly comparable GAAP measure, cash flows from operating activities (also referred to as cash flow from operations).
We believe that free cash flow and the associated ratios provide insight into our liquidity, our cash-generating capability and the amount of cash potentially available to return to shareholders, as well as insight into our financial performance. These non-GAAP measures are supplemental to the comparable GAAP measures.
Reconciliation to the most directly comparable GAAP measures is provided in the table below.
Amounts are in millions of dollars.

	For Years Ended
	December 31,
	2021	2020	Change
Cash flow from operations (GAAP)	$8,756	$6,139	43%
Capital expenditures	(2,462)	(649)
Free cash flow (non-GAAP)	$6,294	$5,490	15%

Revenue	$18,344	$14,461

Cash flow from operations as a percentage of revenue (GAAP)	47.7%	42.5%
Free cash flow as a percentage of revenue (non-GAAP)	34.3%	38.0%
This release also includes references to an annual operating tax rate, a non-GAAP term we use to describe the estimated annual effective tax rate, a GAAP measure that by definition does not include discrete tax items. We believe the term annual operating tax rate helps differentiate from the effective tax rate, which includes discrete tax items.

Notice regarding forward-looking statements
This release includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by phrases such as TI or its management "believes," "expects," "anticipates," "foresees," "forecasts," "estimates" or other words or phrases of similar import. Similarly, statements herein that describe TI's business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. All such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those in forward-looking statements.
We urge you to carefully consider the following important factors that could cause actual results to differ materially from the expectations of TI or our management:
•The duration and scope of the COVID-19 pandemic, government and other third-party responses to it and the consequences for the global economy, including to our business and the businesses of our suppliers, customers and distributors;
•Economic, social and political conditions, and natural events in the countries in which we, our customers or our suppliers operate, including global trade policies;
•Market demand for semiconductors, particularly in the industrial and automotive markets, and customer demand that differs from forecasts;
•Our ability to compete in products and prices in an intensely competitive industry;
•Evolving cybersecurity and other threats relating to our information technology systems or those of our customers or suppliers;
•Our ability to successfully implement and realize opportunities from strategic, business and organizational changes, or our ability to realize our expectations regarding the amount and timing of associated restructuring charges and cost savings;
•Our ability to develop, manufacture and market innovative products in a rapidly changing technological environment, and our timely implementation of new manufacturing technologies and installation of manufacturing equipment;
•Availability and cost of raw materials, utilities, manufacturing equipment, third-party manufacturing services and manufacturing technology;
•Product liability, warranty or other claims relating to our products, manufacturing, delivery, services, design or communications, or recalls by our customers for a product containing one of our parts;
•Compliance with or changes in the complex laws, rules and regulations to which we are or may become subject, or actions of enforcement authorities, that restrict our ability to operate our business or subject us to fines, penalties or other legal liability;
•Changes in tax law and accounting standards that impact the tax rate applicable to us, the jurisdictions in which profits are determined to be earned and taxed, adverse resolution of tax audits, increases in tariff rates, and the ability to realize deferred tax assets;
•A loss suffered by one of our customers or distributors with respect to TI-consigned inventory;
•Financial difficulties of our distributors or semiconductor distributors' promotion of competing product lines to our detriment; or disputes with current or former distributors;
•Losses or curtailments of purchases from key customers or the timing and amount of distributor and other customer inventory adjustments;
•Our ability to maintain or improve profit margins, including our ability to utilize our manufacturing facilities at sufficient levels to cover our fixed operating costs, in an intensely competitive and cyclical industry and changing regulatory environment;
•Our ability to maintain and enforce a strong intellectual property portfolio and maintain freedom of operation in all jurisdictions where we conduct business; or our exposure to infringement claims;
•Instability in the global credit and financial markets;
•Increases in health care and pension benefit costs;
•Our ability to recruit and retain skilled personnel, and effectively manage key employee succession; and
•Impairments of our non-financial assets.
For a more detailed discussion of these factors, see the Risk factors discussion in Item 1A of TI's most recent Form 10-K. The forward-looking statements included in this release are made only as of the date of this release, and we undertake no obligation to update the forward-looking statements to reflect subsequent events or circumstances. If we do update any forward-looking statement, you should not infer that we will make additional updates with respect to that statement or any other forward-looking statement.

About Texas Instruments
Texas Instruments Incorporated (Nasdaq: TXN) is a global semiconductor company that designs, manufactures, tests and sells analog and embedded processing chips for markets such as industrial, automotive, personal electronics, communications equipment and enterprise systems. Our passion to create a better world by making electronics more affordable through semiconductors is alive today, as each generation of innovation builds upon the last to make our technology smaller, more efficient, more reliable and more affordable – making it possible for semiconductors to go into electronics everywhere. We think of this as Engineering Progress. It's what we do and have been doing for decades. Learn more at TI.com.